FOR IMMEDIATE RELEASE               FOR FURTHER INFORMATION
October 19, 2005                    Brendan J. McGill
                                    Senior Vice President and CFO
                                    215.256.8828

SUMMARY: Harleysville Savings Financial Corporation announces increase in cash dividend and record net income for Fiscal Year 2005

         Harleysville, PA., October 19, 2005 - Harleysville Savings Financial Corporation (NASDAQ:HARL) reported today that the Company's board of directors increased the regular quarterly cash dividend from $.15 to $.16 per share on the Company's common stock. This represents an increase of 6.7% from the current cash dividend level and is an increase of 21% over the cash dividend paid during the same quarter last year. This is the 73rd consecutive quarter that the Company has paid a cash dividend to its stockholders and the 18th consecutive year that the cash dividend has been increased. The cash dividend will be payable on November 23, 2005 to stockholders of record on November 9, 2005.

         Net income for the fiscal year ended September 30, 2005 was a record $5,004,000 or $1.27 per diluted share compared to $4,850,000 or $1.25 per diluted share for the prior fiscal year. Net interest income increased 7.5% to $13,129,000 for the twelve month period compared to $12,214,000 for the same period last year. Operating expenses amounted to $7,965,000 compared to $7,399,000 for the same period last year. Other income amounted to $1,378,000 for the twelve month period compared to $1,313,000 for the same period last year. Gains on the sale of investments and loans amounted to $114,000 for the twelve month period compared to $326,000 for the same period last year.

         Net income for the fourth quarter of fiscal year 2005 amounted to $1,262,000 or $.32 per diluted share compared to $1,285,000 or $.32 per diluted share for the same quarter last year. Net interest income increased 2.0% to $3,245,000 for the quarter compared to $3,180,000 for the same quarter last year. Operating expenses amounted to $1,977,000 compared to $1,873,000 for the same quarter last year. Other income amounted to $349,000 for the quarter compared to $367,000 for the same quarter last year. Gains on the sale of investments and loans amounted to $10,000 compared to $63,000 for the same quarter last year.

         The Company's assets increased to $767 million compared to $718 million a year ago. Stockholders' book value increased to $12.20 per share compared to $11.56 a year ago.

         As of September 30, 2005, the Company's ratio of non-performing loans plus 90 day delinquent loans amounted to .03% of total assets and its efficiency ratio for the fiscal year was 54.91%, both outstanding performance ratios for the industry.

         Harleysville Savings Financial Corporation is the holding company for Harleysville Savings Bank. Established in 1915, Harleysville Savings Bank is a Pennsylvania chartered and federally insured savings bank. Headquartered in Harleysville, Pennsylvania and located in Montgomery County, which has the third largest population base and the second highest per capita income in the state of Pennsylvania.

         This presentation may contain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995). Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions; changes in interest rates; deposit flows; loan demand; real estate values and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, pricing, products and services.

Harleysville Savings Financial Corporation
Selected Consolidated Financial Data as of September 30, 2005


(Dollars in thousands except per share data)
((1)Unaudited)                     ----------------------------       ----------------------------
                                        Twelve Months Ended:                Three Months Ended:
                                   ----------------------------       ----------------------------
Selected Consolidated                Sept 30,         Sept 30,          Sept 30,        Sept 30,
Earnings Data                        2005(1)           2004             2005(1)           2004
-----------------------------      -----------      -----------       -----------      -----------

Total interest income              $    35,875      $   32,605        $    9,281       $    8,349
Total interest expense                  22,746          20,391             6,036            5,169
                                   ------------     -----------       -----------      -----------
Net Interest Income                     13,129          12,214             3,245            3,180
Provision for loan losses                  (40)             --               (40)              --
                                   ------------     ------------      -----------      -----------
Net Interest Income after
Provision for Loan Losses               13,169          12,214             3,285            3,180

Gain on sales of investments                98             266                10               20
Gain on sales of loans                      16              60                --               43
Other income                             1,378           1,313               349              367
Total other expenses                     7,965           7,399             1,977            1,873
                                   -----------      -----------       -----------      -----------
Income before Income Taxes               6,696           6,454             1,667            1,737
Income tax expense                       1,692           1,604               405              452
                                   -----------      -----------       -----------      -----------
Net Income                         $     5,004       $   4,850         $   1,262        $   1,285
                                   ===========      ===========       ===========      ===========

Per Common Share Data
-----------------------------
Basic earnings                     $      1.29      $      1.28       $     0.32       $     0.33
Diluted earnings                   $      1.27      $      1.25       $     0.32       $     0.32
Dividends                          $      0.58      $      0.48       $     0.15       $     0.12
Book value                         $     12.20      $     11.56       $    12.20       $    11.56
Shares outstanding                   3,900,881        3,831,878        3,900,881        3,831,878
Average shares
outstanding - basic                  3,871,255        3,802,937        3,895,693        3,824,680
Average shares
outstanding - diluted                3,940,701        3,890,212        3,937,637        3,895,298

                                      ---------------------------       ---------------------------
                                          Twelve Months Ended:                 Three Months Ended:
                                      ---------------------------       ---------------------------
                                       Sept 30,         Sept 30,          Sept 30,        Sept 30,
Other Selected Consolidated Data        2005(1)           2004            2005(1)           2004
--------------------------------      ----------       ----------       ----------       ----------
Return on average assets                 0.67%             0.70%            0.66%            0.72%
Return on average equity                10.91%            11.44%           10.72%           11.78%
Interest rate spread                     1.65%             1.63%            1.58%            1.67%
Net yield on interest                    1.82%             1.80%            1.76%            1.83%
earning assets
Operating expenses to                    1.07%             1.06%            1.04%            1.05%
 average assets
Efficiency ratio                        54.91%            54.70%           55.00%           52.80%
Ratio of non-performing
 loans to total assets at
 end of period                           0.03%             0.04%            0.03%            0.04%
Loan loss reserve to total loans, net    0.54%             0.58%            0.54%            0.58%


                                   -----------      -----------        -----------     -----------      -----------
Selected Consolidated                Sept 30,         June 30,           Mar 31,         Dec 31,         Sept 30,
Financial Data                        2005(1)          2005(1)           2005(1)         2004(1)           2004
---------------------------------  -----------      -----------        -----------     -----------      -----------
Total assets                       $  766,990       $  757,509        $  748,425       $  726,957      $   718,232
Loans receivable - net                366,007          357,212           347,555          341,110          338,584
Loan loss reserve                       1,968            1,971             1,971            1,974            1,977
Cash & investment securities           98,135           92,351            88,346           79,690           80,595
Mortgage-backed securities            265,009          268,106           274,512          269,004          265,087
FHLB stock                             16,036           16,004            15,732           15,340           15,184
Deposits                              418,980          412,667           411,852          408,766          405,231
FHLB advances                         297,268          289,308           285,214          268,222          265,953
Total stockholders' equity             47,576           46,857            45,990           45,203           44,313
